UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 3, 2010

COMVERSE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

NEW YORK	0-15502	13-3238402

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

810 Seventh Avenue,
New York, New York
10019

(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (212) 739-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                      Results of Operations and Financial Condition.

Overview

Comverse Technology, Inc. (the “Company”) is disclosing in this Current Report on Form 8-K certain unaudited selected financial information relating to its wholly-owned subsidiary, Comverse, Inc., and the subsidiaries of Comverse, Inc. comprising the Company’s Comverse segment (“Comverse”), and certain other unaudited consolidated financial information.  The Company is in the process of completing restatement adjustments to certain previously disclosed financial information, completing its financial statements for subsequent fiscal periods and becoming current in its periodic reporting obligations under the federal securities laws.  As a result of this process, all information presented herein is preliminary, unaudited and subject to adjustments, which may be material.

Comverse Selected Unaudited Preliminary Financial Information

Revenue

Comverse’s revenue for the fiscal years ended January 31, 2009, 2008, 2007 and 2006 was approximately $960 million, $1,090 million, $980 million and $800 million, respectively.  Comverse’s revenue for the fiscal year ended January 31, 2010 is expected to be between $750 million and $800 million.  For the fiscal year ended January 31, 2005, Comverse’s restated revenue was approximately $570 million compared to previously reported revenue of $643 million.  The adjustments to revenue for the fiscal year ended January 31, 2005 resulted from corrections in the application of revenue recognition guidance that were necessary to properly recognize revenue in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).  As a result of these corrections, the recognition of certain revenue has been deferred to subsequent periods.  As previously disclosed, in November 2007 the Company initiated an evaluation relating to the application of U.S. GAAP in connection with the recognition of revenue in accordance with ASC 985-605 “Software Revenue Recognition” (formerly known as the American Institute of Certified Public Accountants’ Statement of Position No. 97-2, “Software Revenue Recognition”), including the assessment of vendor specific objective evidence (“VSOE”) of fair value.

Operating Loss, Cash Decline and Segment Performance

For the fiscal year ended January 31, 2010, Comverse had a decline in cash, an operating loss and negative segment performance.  The Company defines “segment performance” as income (loss) from operations as adjusted to exclude (i) stock-based compensation expense; (ii) amortization of acquisition-related intangibles; (iii) restatement-related professional fees; (iv) restatement-related compensation and other; (v) impairment charges; (vi) litigation settlements and related costs; (vii) acquisition-related charges; (viii) restructuring and integration charges; and (ix) other pre-determined charges.

Backlog and Product Bookings

At January 31, 2009, 2008, 2007 and 2006, Comverse had backlog of approximately $1,190 million, $1,150 million, $1,050 million and $880 million, respectively.  Comverse’s backlog at January 31, 2010 is expected to be between $1,200 million and $1,250 million.  The Company defines “backlog” as projected revenue from signed orders not yet recognized, excluding revenue from maintenance agreements.

Comverse’s product bookings increased sequentially from the third quarter to the fourth quarter of the fiscal year ended January 31, 2010, and Comverse forecasts a modest increase in product bookings in the fiscal year ending January 31, 2011 compared with the fiscal year ended January 31, 2010.  The Company defines “product bookings” as projected revenue from orders signed during a specified period, excluding revenue from maintenance agreements.

Consolidated Selected Unaudited Preliminary Financial Information

Cash, Cash Equivalents, Short-Term Investments and Bank Time Deposits

At January 31, 2010, the Company had consolidated cash, cash equivalents, short-term investments and bank time deposits of approximately $730 million, compared to approximately $1,330 million at January 31, 2009.  These amounts do not include auction rate securities (“ARS”) totaling $207 million in original face value, valued as of January 31, 2010 at approximately $114 million. Cash and cash equivalents as of January 31, 2010 includes cash proceeds received by the Company during the second half of the fiscal year ended January 31, 2010 from sales and redemptions of $30 million of ARS at approximately 88% of their original face value.

Significant Disbursements and Expenditures

During the fiscal year ended January 31, 2010, the Company incurred the following significant disbursements and expenditures:

•	a $417 million cash disbursement during the Company’s second fiscal quarter in connection with the repurchase of its convertible debt obligations as required by the applicable indenture;
•	approximately $165 million of expense for accounting, tax and legal support related to the Company’s efforts to become current in its periodic reporting obligation under the federal securities laws;
•
a $64 million reduction in its consolidated cash during the Company’s first fiscal quarter, representing the portion of a $200 million special dividend paid by Ulticom, Inc. (“Ulticom”), the Company’s majority-owned subsidiary, to its minority shareholders;

•
an $18 million cash disbursement at Comverse in connection with a one-time settlement of intellectual property claims that was paid during the first quarter of the fiscal year ended January 31, 2010 and accrued for during the fiscal year ended January 31, 2009; and

•	approximately $17 million in consolidated restructuring expense, including a workforce reduction initiative at Comverse.

Indebtedness

At January 31, 2010, the Company had consolidated indebtedness of approximately $623 million, consisting primarily of $2 million in aggregate principal amount outstanding of the Company’s convertible debt obligations due May 15, 2023 and long-term indebtedness of the Company’s majority-owned subsidiary, Verint Systems Inc. (“Verint”), consisting of $606 million in aggregate principal amount outstanding under a seven-year term loan facility that matures on May 25, 2014 and $15 million outstanding under a six-year revolving credit facility that matures on May 25, 2013.

The Company owns 57% of the outstanding common stock of Verint, holds all of Verint’s convertible preferred stock acquired by the Company for an aggregate purchase price of $293 million, and owns 68% of the outstanding common stock of Ulticom.

In accordance with General Instruction B.2., the foregoing information is furnished pursuant to Item 2.02 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information disclosed under Item 2.02 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by a specific reference in such filing.

Item 7.01                      Regulation FD Disclosure.

Filing Timeline Update

On June 18, 2009, the Company disclosed that, in connection with its settlement with the United States Securities and Exchange Commission (the “SEC”), the Company consented to the entry of a final judgment and court order that orders it to be in compliance with its periodic reporting obligations under the federal securities laws by no later than February 8, 2010.  The Company will not be in compliance with such obligations under the final judgment and court order by such date.

While the Company has made significant progress in the completion of its financial statements and continues to work diligently to complete an Annual Report on Form 10-K covering the fiscal years ended January 31, 2009, 2008, 2007 and 2006 (the “Comprehensive Form 10-K”) and Quarterly Reports on Form 10-Q for the first three quarters of fiscal year ended January 31, 2010 (the “2009 Form 10-Qs”), it currently expects to file the Comprehensive Form 10-K in late April 2010, the 2009 Form 10-Qs and its Annual Report on Form 10-K for the fiscal year ended January 31, 2010 by the end of June 2010 and its Quarterly Report on Form 10-Q for the first quarter of the fiscal year ending January 31, 2011 as promptly as practicable thereafter.  The Company’s ability to meet this timeline is dependent upon the achievement of certain milestones in the Company’s reporting and disclosure processes, including certain important milestones in the next several weeks, and, consequently, this timeline is subject to the risk of further delays.

On January 28, 2010, Verint disclosed that although it is substantially complete with its Annual Report on Form 10-K covering the fiscal years ended January 31, 2008, 2007 and 2006 (the “Verint Comprehensive 10-K”), it requires information from the Company in connection with any modifications in the allocation of net operating loss carryforwards for the year ended January 31, 2003 and earlier years.  The Company is working diligently to provide Verint with the necessary information to allow Verint to file as soon as possible the Verint Comprehensive 10-K. Verint today disclosed certain unaudited financial information for the fiscal years ended January 31, 2006 through January 31, 2010 in a Current Report on Form 8-K.

Letter to Employees

On February 3, 2010, the President and Chief Executive Officer of the Company issued a letter to employees of the Company and its subsidiary, Comverse, Inc.  A copy of the letter is attached hereto as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

In accordance with General Instruction B.2., the foregoing information is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information disclosed under Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by a specific reference in such filing.

This Current Report on Form 8-K contains certain statements that constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995.  In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “expects,” “plans,” “anticipates,” “estimates,” “believes,” “potential,” “projects,” “forecasts,” “intends,” or the negative thereof or other comparable terminology.  There are numerous risks and uncertainties that could cause actual results and the timing of events to differ materially from those anticipated by the forward-looking statements in this Current Report on Form 8-K.  Such risks and uncertainties may give rise to future claims and increase exposure to contingent liabilities.  There can be no assurances that any forward-looking statements will be achieved.  These risks and uncertainties arise from (among other factors) the following:

•	the information presented herein is preliminary, unaudited and subject to adjustments, which may be material, and therefore is subject to material change and may differ from actual results;
•
the Company may be subject to significant sanctions, including legal proceedings that may be initiated by the SEC to revoke the registration of its common stock under Section 12(j) of the Exchange Act, when, in violation of a final judgment and court order, the Company does not become current in its periodic reporting obligations by February 8, 2010 or if the Company does not file in the future its periodic reports in a timely manner;

•
the settlements of a shareholder class action and shareholder derivative actions related to the results of the Special Committee investigations and the restatement of the Company’s consolidated financial statements may not be approved by the courts in which such actions are pending, in which event the lawsuits would proceed and, if the Company is unable to achieve a favorable outcome or a settlement, the Company could become liable for substantial damage awards and indemnification obligations;

•
the Company’s directors and officers liability insurance is insufficient to cover the expenses and the costs of the proposed settlements of the Company’s pending shareholder class action and shareholder derivative actions, and such expenses and settlement costs (or possible damage awards if such settlements are not approved) could have a material adverse effect on the Company’s business, financial condition, results of operations and cash flows;

•
civil and/or criminal actions that may be brought against the Company by the SEC and the Department of Justice under the Foreign Corrupt Practices Act relating to potentially unlawful payments made in foreign jurisdictions in connection with the sale of certain products by Comverse employees and external sales agents;

•
the ineffectiveness of the Company’s disclosure controls and procedures resulting in its inability to file its periodic reports under the federal securities laws in a timely manner due to material weaknesses and significant deficiencies in internal control over financial reporting and the potential that the Company may be unable to effectively implement appropriate remedial measures in a timely manner;

•
the continuation of material weaknesses or the discovery of additional material weaknesses in the Company’s internal control over financial reporting and any delay in the implementation of remedial measures;

•
the continuing effects of the global economic crisis and adverse conditions in the telecommunications industry, which resulted in declines in information technology spending and demand for Comverse’s products and services, and exposure to the credit and liquidity crisis;

•
continued diversion of management’s attention from business operations and the incurrence of substantial expenses as a result of the Company’s efforts to become current in its periodic reporting obligations and remediate material weaknesses;

•
constraints on the Company’s ability to obtain new debt or equity financing due to, among other things, (i) the Company’s not being current in its periodic reporting obligations under the federal securities laws, (ii) potential material contingent liabilities that could have a material adverse effect on the Company’s financial position and results of operations and (iii) the continuing negative effects of the global economic crisis;

•
risks that the delay by Verint in the filing of the Verint Comprehensive 10-K, its Annual Report on Form 10-K for the fiscal year ended January 31, 2009 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, July 31 and October 31, 2009 may cause Verint to be delayed in the completion and timely filing of its Annual Report for the fiscal year ended January 31, 2010, which may cause Verint not to be in compliance with the financial statement delivery requirements of its credit facility and result in an event of default thereunder;

•	inability to achieve expected benefits of functional and cross-functional initiatives as well as inability to successfully implement product rationalization;
•
risks relating to Comverse’s significant operations in Israel, including volatile economic, political and/or military conditions and uncertainties relating to research and development grants and tax benefits and the ability of the Company’s Israeli subsidiaries to pay dividends;

•
risks associated with significant foreign operations and international sales, including the impact of geopolitical, economic and military conditions in foreign countries, conducting operations in countries with a history of corruption and entering into transactions with foreign governments and ensuring compliance with laws that prohibit improper payments;

•	adverse fluctuations of currency exchange rates;
•	changes in the competitive environment in the telecommunications industry may reduce demand for Comverse’s products and services and/or cause it to reduce prices;
•
increased costs or reduced demand for Comverse’s products resulting from compliance with evolving telecommunications regulations and the implementation of new standards may adversely affect the Company’s business and financial condition;

•	the failure or delay in achieving interoperability of Comverse’s products with its customers’ systems could impair its ability to sell its products;
•	increased and changing competition which could force Comverse to lower prices or take other actions to differentiate its products;
•	the competitive bidding process used to generate sales requires Comverse to expend significant resources with no guarantee of recoupment;
•
Comverse’s inability to maintain relationships with value added resellers, systems integrators and other third parties that market and sell its products to sell its products could adversely impact the Company’s financial condition and results of operations;

•
third parties’ infringement of Comverse’s proprietary technology and the infringement by Comverse of the intellectual property of third parties, including through the use of free or open source software;

•	rapidly changing technology in Comverse’s industry and its ability to enhance existing products and develop and market new products;
•
Comverse’s dependence on a significant portion of its sales and operating profit from contracts for large systems and large installations, including, among other things, the lengthy and complex bidding and selection process, the difficulty predicting its ability to obtain particular contracts and the timing and scope of these opportunities; and

•
operating results are difficult to predict as a result of lengthy and variable sales cycles, focus on large customers and installations, short delivery windows required by customers, and back-loaded nature of Comverse’s business.

The Company undertakes no commitment to update or revise forward-looking statements except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Letter to Employees, dated February 3, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMVERSE TECHNOLOGY, INC.

Date: February 3, 2010	By:	/s/ Andre Dahan
	Name:	Andre Dahan
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter to Employees, dated February 3, 2010